                                                                   EXHIBIT 10.23

[*] Designates material for which confidential treatment has been requested, which material has been separately filed with the Securities and Exchange Commission.

                    TRILOGY TELEMANAGEMENT SERVICE AGREEMENT:
                    ----------------------------------------

         WHEREAS: Trilogy Telemanagement, L.L.C. ("Trilogy"), a Delaware limited liability company, in the business of providing and marketing platform enhanced telecommunication services, including but not limited to, long distance telephone services, telephone calling cards, fax services, and debit cards. To effectuate its services, Trilogy, among other things, designs and develops computer software, hardware, and services for operation and management of digital switch services and other products for the deployment of digital switch application and the management of telecommunications business functions.

         WHEREAS: The undersigned "Customer" desires to purchase Trilogy's services, as specifically defined in Exhibit "1" attached to this Agreement.

         WHEREFORE, in consideration for the mutual covenants and promises contained herein, the parties agree as follows (Trilogy and Customer may also be referred to as "Party" or "Parties"):

         1. SERVICES TO BE PROVIDED TO CUSTOMER: Trilogy agrees to provide the
            -----------------------------------
services described in Exhibit "1" attached to this Agreement to the Customer in consideration for the payment(s) to be provided by the Customer as set forth in Exhibit "1" to this Agreement.

                    Trilogy Telemanagement Service Agreement
                                     Page 1

         2. PAYMENT TO BE MADE BY CUSTOMER: Customer agrees, in consideration
            ------------------------------
for the Services to be provided by Trilogy, to pay the consideration upon the terms and conditions set forth on Exhibit "1" attached to this Agreement. Nonpayment of Services shall constitute a material breach of this Agreement.

         3. PROPRIETARY INFORMATION: The parties stipulate and agree that
            -----------------------
Trilogy possesses certain proprietary information, including but not limited to patent, trademark, copyright, and trade secret information that may be disclosed to the Customer to effectuate this Agreement. Proprietary and trade secret information includes but is not limited to any and all technical information, financial data, customer lists, user lists, business plans, business relationships, marketing plans, technical specifications, trade secrets, discoveries, ideas, concepts, and know-how furnished or disclosed by Trilogy to the Customer. Customer agrees to diligently keep all proprietary information of Trilogy's as a trade secret, and not to disclose, sell, sublicense, assign, or in any other way alienate same without the prior written consent of Trilogy. Customer agrees that all right, title and interest in and to, and ownership of, all intellectual property rights in and to such software, to the extent that such intellectual property rights are not in the public domain, including but not limited to all rights in patents, trademarks, copyrights and trade secrets relating thereto, any enhancements and modifications thereto and copies thereof, and any user documentation related thereto (collectively, the "Trilogy Software"), shall at all times reside exclusively in Trilogy or such third parties as Trilogy may in its sole

                    Trilogy Telemanagement Service Agreement discretion determine, notwithstanding the fact that any enhancements or modifications may have been conceived, developed or made by or on behalf of the Customer. For purposes of this Agreement, (i) the term "enhancements" shall mean all updates and improvements to the Software in question which, if such Software were then being licensed or sold, would be generally offered to a purchaser or licensee as part of such Software and which would not be separately priced options, and (ii) the term "modifications" shall mean all changes made to the Software in question in an attempt to repair or correct any defect therein in order to cause such Software to conform to the specifications related thereto or any other warranty related thereto as specified in this Agreement. Customer shall be entitled only to such licensee rights with respect to the Trilogy Software as are specifically granted in this Agreement and its Exhibits and to no other rights; said licensee rights shall only be coextensive with the terms of this Agreement, and shall terminate with the termination of this Agreement. Upon termination of this Agreement, Customer shall promptly return all proprietary information of Trilogy's to Trilogy.

         4. RELATIONSHIP OF PARTIES: The parties have entered into an
            -----------------------
independent contractor relationship. This Agreement is not a partnership, joint venture, or other noncontractual arrangement.

         5. WARRANTEES AND LIMITATIONS OF LIABILITY: (a) Trilogy warrants that
            ---------------------------------------
all Software, goods, and services (hereinafter "Services") provided in this

                    Trilogy Telemanagement Service Agreement

Agreement will comply with prevailing telecommunications industry standards (hereinafter "Technical Standards"). If Trilogy determines that the Services are not being provided in accordance with the Technical Standards (hereinafter , a "Defect" or "Defects"), Trilogy shall use reasonable efforts under the circumstances to conform the Services to the Technical Standards.

         (b) THIS EXCLUSIVE WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, AND CUSTOMER HEREBY WAIVES ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE. TRILOGY HEREBY SPECIFICALLY DISCLAIMS ANY LIABILITY TO CUSTOMER FOR INTERRUPTIONS AFFECTING THE SERVICES FURNISHED HEREUNDER WHICH ARE ATTRIBUTABLE TO CUSTOMER'S SERVICE INTERCONNECTIONS OR TO CUSTOMER'S EQUIPMENT FAILURES, OR TO CUSTOMER'S BREACH OF THIS AGREEMENT.

         (c) IN NO EVENT SHALL TRILOGY OR ANY OF ITS AFFILIATES BE LIABLE TO CUSTOMER OR ANY OF ITS AFFILIATES OR EMPLOYEES OR TO ANY THIRD PARTY FOR: (i) ANY LOSS OF PROFIT OR REVENUE, OR FOR ANY INDIRECT CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR SIMILAR OR ADDITIONAL DAMAGES, WHETHER INCURRED OR

                    Trilogy Telemanagement Service Agreement

SUFFERED AS A RESULT OF UNAVAILABILITY OF SERVICES PERFORMANCE, NON-PERFORMANCE TERMINATION, BREACH, OR OTHER ACTION OR INACTION UNDER THIS AGREEMENT, OR FOR ANY OTHER REASON, EVEN IF CUSTOMER ADVISES TRILOGY OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE; OR (ii) FOR OUTAGE, OR INCORRECT OR DEFECTIVE TRANSMISSIONS, OR ANY DIRECT OR INDIRECT CONSEQUENCES THEREOF.

         (d) NOT WITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL THE CUMULATIVE LIABILITY OF TRILOGY UNDER THIS AGREEMENT EXCEED THE TOTAL PAYMENTS PAID BY CUSTOMER TO TRILOGY HEREUNDER.

         6. TAXES AND REGULATORY MATTERS: The parties shall be responsible for
            ----------------------------
paying their individual federal, state, local, and franchise taxes, if any. The parties agree to cooperate to comply with all federal, state, and local laws, rules and regulations applicable to this Agreement, and maintain in force all licenses and permits required for their respective activities and obligations hereunder. Trilogy hereby represents and warrants that it is authorized to undertake the activities contemplated under this Agreement in each jurisdiction in which it will provide services hereunder.

         7. TERM AND TERMINATION: This Agreement shall commence with the signing
            --------------------
of the Agreement, and continue until March 31, 1999. This Agreement shall be

                    Trilogy Telemanagement Service Agreement immediately terminable by either party upon written notice to the other party of a material breach of this Agreement. In the event that either party has reasonable suspicion to believe that the other party cannot or will not comply with the material terms of this Agreement at any time through the end of the then current term, the suspecting party shall set forth in writing its suspicions, the basis thereof, and request reasonable assurances under the circumstances from the other party that the Agreement will be performed. If such assurances are not received within thirty (30) days of receipt of the written request for assurances when the request of said assurances is reasonable under the circumstances, the Agreement shall be terminated.

         8. NOTICES: All notices or demands shall be delivered in person against
            -------
a written receipt, sent via telecopier or facsimile transmission to the telecopier or facsimile transmission number listed above, sent by registered or certified mail of the United States Postal Service, return receipt requested, or sent by overnight courier service guaranteeing next business day delivery. Each such notice, demand or request shall be deemed to have been given upon actual receipt or refusal by the addressee. All notices, demands or requests provided for or permitted to be given pursuant to this Agreement must be in writing and shall be sent to the parties at the following addresses:

         To Trilogy:                Trilogy Telemanagement LLC
                                    210 S. 16th Street, Suite 116
                                    Omaha, N-E 68102
                                    Fax Number: (402) 346-1500

                    Trilogy Telemanagement Service Agreement

         To Customer:               Primecall, Inc.
                                    1520 Eastlake Avenue East, Suite 205
                                    Seattle, Washington 98102

         9.  DISPUTES: Should there exist any error or confusion the Parties
             --------
agree to attempt to resolve the matter by bringing it to the attention of the appropriate party, in writing, within a reasonable time after the dispute arises and allow a reasonable time from receipt of the notice of dispute to respond to the matter or otherwise resolve the dispute. The Parties agree to negotiate in good faith. In the event that a dispute cannot be resolved, the Parties agree that the dispute will be revolved through arbitration, in the city of Omaha, Douglas County, Nebraska, in accordance with the Rules of the American Arbitration Association.

         10. AMENDMENTS: All Amendments to this Agreement shall be in writing,
             ----------
and signed by both parties. Amendments do not need to be supported by additional consideration outside of this foundational Agreement.

         11. SEVERABILITY: If any provision of this Agreement or the application
             ------------
thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permissible by law.


                   Trilogy Telemanagement Service Agreement

         12. RESTRICTION ON ASSIGNMENT: Customer may not assign this Agreement
             -------------------------
without the consent of Trilogy. Trilogy shall not unreasonably withhold its consent to any assignment of this Agreement by the Customer.

         13. AUTHORITY: The individuals below and their respective parties
             ---------
represent that they are authorized to enter into this Agreement and that the undersigned signatories are authorized to bind the parties to this Agreement.

         14. LEGAL FEES: If any action is necessary in order to enforce the
             ----------
terms of this Agreement, the prevailing party shall be entitled to recover its attorney's fees and costs incurred in addition to any other relief to which it may be entitled.

         15. ENTIRE AGREEMENT: This Agreement constitutes the entire Agreement
             ----------------
between the Parties and supersedes all prior understandings with respect to the subject matter of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the 31st day of March, 1997. The parties agree that the signing and exchange of this document may be performed via telecopier or facsimile transmission.

                                TRILOGY TELEMANAGEMENT, L.L.C.


                                By:      /s/ Robert G. Barben
                                    --------------------------------
                                Name:   ROBERT G. BARBEN

                                Title:  Vice President Sales and Marketing

                                Date:   March 31, 1997

                    Trilogy Telemanagement Service Agreement

                                PRIMECALL INCORPORATED


                                Jurisdiction of Formation:  State of Washington
                                                          ----------------------

                                Taxpayer ID #:    91-173-8735
                                              ----------------------------------

                                By:      /s/ Michael S. Sims
                                   ---------------------------------------------

                                Name:             Michael S. Sims
                                     -------------------------------------------

                                Title:            Chief Operating Officer
                                      ------------------------------------------

                                Date:             4/2/97
                                     -------------------------------------------

                    Trilogy Telemanagement Service Agreement

                                   EXHIBIT 1
                                   ---------
                                      of
                                      --
                   TRILOGY TELEMANAGEMENT SERVICE AGREEMENT
                   ----------------------------------------

This Exhibit 1 of Trilogy Telemanagement Service Agreement describes the Services offered by Trilogy Telemanagement, LLC (hereinafter "Trilogy") and the responsibilities accepted by both Trilogy and Primecall, Inc. , (hereinafter "Primecall") to effectuate such services (Trilogy and Primecall may be referred to as "Party" or "Parties").

         A. Whereas, Primecall is involved in the telecommunications industry and provides long distance telephone services; and

         B. Whereas, Trilogy develops software for providers of long distance telephone services and further provides technical expertise and support for long distance providers; and

         C. Whereas, Primecall wishes to lease with option to buy, Trilogy's proprietary software, TeleScript, to operate Primecall's Summa Four SDS 1000 installation and TeleDesq 2.0 Primecall, to manage Primecall's data entry, customer service and billing requirements through March 31, 1999. Also Primecall wishes to lease a license to use Trilogy's proprietary software Web-Call with no option to buy for the same period of time. Should the license for Web-Call become available for sale during these twenty four (24) months, Trilogy will negotiate the sale of this license to Primecall at that time. Trilogy also gives Primecall the option to continue to lease Web-Call after the twenty four month period. Terms of this option will be negotiated and agreed to no later than sixty days (60) prior to the end of the current lease agreement. Trilogy and Primecall agrees that lease will remain at a fair and nominal price for both parties.

1.       Description of Services
         -----------------------
         1.1 TeleScript: TeleScript is a proprietary software of Trilogy. TeleScript is a fourth generation language designed to command the Summa Four SDS family of switches to perform complex callflows and resource management. TeleScript further provides real time call timing, rating and CDR output. The TeleScript features and applications contracted for under this service agreement are listed in Attachment 1 to Exhibit 1.

         1.2 TeleDesq 2.0 Primecall: TeleDesq 2.0 Primecall is a proprietary software of Trilogy. TeleDesq 2.0 Primecall is a data management software designed specifically for the telecommunications industry to provide and perform data entry functionality, customer service support and retail billing

              Exhibit 1 of Trilogy Telemanagement Service Agreement
                  functionality. The TeleDesq 2.0 Primecall capabilities contracted for under this agreement are listed in Attachment 1 to Exhibit 1.

         1.3 Web-Call: Web-Call is a proprietary software of Trilogy. Web-Call is visual automation software for use of International Call-Back and Domestic Call-Back via use of the world wide web network.

         1.4 Installation: Trilogy shall use its best efforts to activate and make operational TeleScript and TeleDesq 2.0 Primecall on or before April 15th, 1997. TeleScript runtime and TeleDesq
                  2.0 Primecall shall be activated with Primecall's capabilities for modifications.

         1.5 Support: Trilogy offers ten (10) hours per month Technical Support without additional charge. Trilogy extends Level II support without additional charge. Level II Support shall be defined as support of Trilogy Software and is available 24 hours per day, 7 days a week, 365 days a year. Primecall's customer training, customer support, data entry and data manipulation is not included in Level II support All additional support provided by Trilogy shall be prepaid by Primecall. It shall be understood that support offered remotely is billed at Trilogy's prevailing commercial rate. On-site support shall be offered in accordance with section 4 below plus a 15% surcharge to Trilogy's prevailing commercial rate.

         1.6 Training: Trilogy shall provide "hands-on" training of Trilogy's TeleDesq 2.0 to Primecall Incorporated personnel in Trilogy's office. Training on Trilogy TeleScript will be provided for Primecall technicians at Trilogy's offices if needed and requested by Primecall.

2.       Compensation
         ------------
         2.1 Compensation for Services: Primecall shall compensate Trilogy, per Summa Four switch, for the lease of a non-exclusive, non-transferable, with option to purchase at end of twenty four (24) month lease license of Telescript and Teledesq 2.0 to Primecall as described in section 1 above, and for the lease of a non-exclusive, non-transferable and non-purchasable license to use Web-Call in the following manner: (A) To
                                                                    -
                  effectuate this agreement and receive Service from April 15th, 1997, through April 14th, 1999, Primecall shall remit payment of US $[*] in certified funds on or before March 31, 1997. This payment represents $[*] Installation Fee and $[*]
                  first months lease with option to buy for Trilogy's TeleScript and TeleDesq 2.0 Primecall. (B) Effective May 01, 1997
                                               -
                  Primecall shall remit monthly payments of US$[*], ($[*], monthly lease with option to buy Trilogy's TeleScript and TeleDesq 2.0 Primecall and $[*] monthly lease for Trilogy's Web-Call with no option to buy). (C) Final purchase price at
                                                    -
                  end of twenty four

[*] CONFIDENTIAL TREATMENT REQUESTED

              Exhibit 1 of Trilogy Telemanagement Service Agreement
                  month lease, effective March 31, 1999 US$[*] for purchase of license of Trilogy's TeleScript and TeleDesq 2.0 Primecall.

         2.2      LICENSE AND ASSIGNMENT: Trilogy hereby grants to Customer a
                  ----------------------
                  nonexclusive, license to use TeleScript, TeleDesq 2.0 Primecall and Web-Call, as defined in Exhibit 1 of the Agreement for One (1) Summa Four Switch (collectively, the "Trilogy Software") in Customers business in any manner in Customer's sole discretion, for the term of this agreement or until termination hereof. At the end of the term of this Agreement, or at termination hereof by Trilogy, Customer shall have the sole and exclusive option to purchase the Trilogy Software, TeleScript and TeleDesq 2.0 Primecall, upon the terms set forth in Exhibit 1. Web-Call may not be purchased at this time.

         2.3 Nonpayment of Services: Nonpayment of Services shall constitute a material breach of this Agreement. Nonpayment of Services as contemplated by section 2.1 A. B. and C. of this
                                                          -----     --
                  Exhibit shall cause the immediate termination of this Agreement and simultaneously the immediate termination of all Services.

3.       Responsibilities of the Parties
         -------------------------------
         3.1 Hardware: Primecall shall ensure that all Hardware is in good and serviceable condition. Hardware may include, but is not limited to: host computers, Summa Four switches, modems, cables and wiring. Trilogy shall assume no responsibility or liability and shall be held harmless for any and all Hardware malfunctions regardless of cause.

         3.2 Data Integrity: Primecall shall ensure the safety, security and accuracy of its Data. Data may include but is not limited to: customer records, billing records, rating records, routing records, traffic records. Primecall shall establish and perform adequate backup procedures. Primecall shall establish and perform adequate error checking. Trilogy shall assume no responsibility or liability and shall be held harmless for any and all loss or inaccuracy of Data regardless of cause.

         3.3 Environment: Primecall shall provide an appropriate operating environment, that meets with telecommunications industry standards, to operate its equipment and Trilogy's proprietary software. Trilogy shall assume no responsibility or liability and shall be held harmless for any and all failures of the Environment regardless of cause.

         3.4 Upgrades and Fixes: Trilogy shall provide regular and necessary bug fixes and technical adjustments to the Trilogy Software licensed under this agreement. Customer is entitled to all upgrades and will be supplied integration code, service and support as necessary for Primecall to use the

[*] CONFIDENTIAL TREATMENT REQUESTED

              Exhibit 1 of Trilogy Telemanagement Service Agreement

                  Trilogy Software as contemplated by the Agreement and this
                  Exhibit 1. Trilogy shall license such fixes, upgrades and integration code to Primecall with an option to purchase as set forth in Section 3 of the Agreement.

4.       Travel/Per Diem Expenses
         ------------------------
         4.1 Travel and Per Diem Expenses: Any travel necessitated by Primecall and actual expenses related thereto shall be paid by Primecall.

                                 TRILOGY TELEMANAGEMENT, L.L.C.


                                 By:      /s/ Robert G. Barben
                                    ----------------------------------
                                 Name:  ROBERT G. BARBEN

                                 Title: Vice President Sales and Marketing

                                 Date:  March 31, 1997


                                 PRIMECALL INCORPORATED


                                 Jurisdiction of Formation: State of Washington
                                                           ---------------------

                                 Taxpayer ID #:    91-173-8735
                                               ---------------------------------

                                 By:      /s/ Michael S. Sims
                                    --------------------------------------------

                                 Name:             Michael S. Sims
                                      ------------------------------------------

                                 Title:            Chief Operating Officer
                                       -----------------------------------------

                                 Date:             4/2/97
                                      ------------------------------------------

              Exhibit 1 of Trilogy Telemanagement Service Agreement

      Attachment 1 to Exhibit 1 of Trilogy Telemanagement Service Agreement

This attachment defines the first set of features and applications contracted for under Trilogy Telemanagement's Service Agreement and Exhibit 1.

Trilogy Software Features
-------------------------

         Trilogy TeleDesq 2.0 Primecall
         -------------------------------
         .   Account Management
         .   800# Management
         .   Country/Rating Code Management
         .   Rate Management
         .   Agent Management
         .   Customer Management
         .   Traffic Detail/Export Management
         .   Payments Module
         .   Multiple Billing Entity Support Module
         .   Order Entry Module
         .   Management Reports
         .   Account Code Billing Module
         .   Dynamic Invoicing Module
         .   Credit Card Payment Module
         .   Speed Dial Management

         Trilogy TeleScript Features
         ---------------------------
         .   TeleScript Development Compiler
         .   On-line Rating Module
         .   On-line Credit Card Clearing Module

         Trilogy TeleScript Applications
         -------------------------------
         .   Call-Back
         .   Travel Card/Debit Card

All applications may be tailored to specific requirements (Additional charges may be required).